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                                                               EXHIBIT 10(cxxxi)

                       HAMILTON BEACH/PROCTOR-SILEX, INC.
             SENIOR EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
                        (EFFECTIVE AS OF JANUARY 1, 2003)

1.       Purpose of the Plan

         The purpose of this January 1, 2003 Senior Executive Long Term Incentive Compensation Plan (the "Plan") is to further the long-term profits and growth of Hamilton Beach/Proctor-Silex, Inc. (the "Company") by enabling the Company to attract and retain key executive employees by offering long-term incentive compensation to those key executive employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to annual compensation and is intended to reflect growth in the value of the Company's stockholders' equity.

2.       Definitions

         (a) "Award" shall mean an award of Book Value Units granted to a Participant under this Plan for an Award Term in an amount determined pursuant to a formula which is established by the Committee not later than the 90th calendar day of the Award Term. Notwithstanding the foregoing, for the Award Term beginning on January 1, 2003, such formula shall be established by the Committee prior to or as soon as practicable following the adoption of the Plan.

         (b) "Award Units" shall mean Book Value Units which are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan.

         (c) "Award Unit Price" as to any Book Value Unit shall mean the Book Value on the Quarter Date coincident with or immediately preceding the Grant Date of the Award.

         (d) "Award Term" shall mean the period of one or more years on which an Award is based.

         (e) "Beneficiary" shall mean the person(s) designated in writing (on a form acceptable to the Committee) to receive the payment of all or part of an Award hereunder in the event of the death of a Participant. In the absence of such a designation and at anytime when there is no existing Beneficiary hereunder, a Participant's Beneficiary shall be his surviving Spouse or, if none, his estate.

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         (f)      "Book Value" as to any Book Value Unit shall mean an amount determined by the Committee or, if no amount is set by the Committee, as of any date (i) the stockholders' equity (as determined in accordance with generally accepted accounting principles, applied on a consistent basis) allocable to the Common Stock of the Company, as set forth on the balance sheet of the Company as of the Quarter Date coincident with or immediately preceding such date, divided by (ii) the number of Notional Shares existing as of such Quarter Date; provided, however, that Book Value and/or the number of Notional Shares may be adjusted to such an extent as may be determined by the Committee to preserve the benefit of the arrangement for holders of Book Value Units and the Company, if in the opinion of the Committee, after consultation with the Company's independent public accountants, changes in the Company's accounting policies, acquisitions or other unusual or extraordinary items have materially affected the stockholders' equity allocable to the Notional Shares.

         (g) "Book Value Unit" or "Unit" shall mean a right granted pursuant to the terms and conditions set forth in Section 5.

         (h) "Committee" shall mean the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with Section 3.

         (i) "Grant Date" shall mean the effective date of an Award, as determined under Section 5(b)(ii) of the Plan.

         (j) "Guidelines" shall mean the guidelines that are approved by the Committee for each Award Term for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan, the Guidelines shall control.

         (k) "Hay Salary Grade" shall mean the salary grade or points assigned to a Participant by the Company pursuant to the Hay Salary System, or any successor salary system subsequently adopted by the Company; provided, however, that for purposes of determining Target Awards for U.S. Participants, the midpoints of the National Salary ranges shall be used.

         (l) "Notional Shares" shall mean the number of assumed shares of Common Stock of the Company as determined by the Committee from time to time in order to implement the purposes of the Plan, and shall equal 15 million shares on the effective date described in Section 10 hereof.

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         (m)      "Participant" shall mean any person who meets the eligibility criteria set forth in Section 4 and who is granted an Award under the Plan.

         (n) "Quarter Date" shall mean the last business day of each calendar quarter.

         (o) "Retirement" or "Retire" shall mean the termination of a Participant's employment with the Company after the Participant has reached age 55 and completed at least 5 years of service.

         (p) "Target Award" shall mean the dollar value of the Award to be paid to a Participant under the Plan assuming that the performance targets are met.

3.       Administration

         This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.       Eligibility

         Any person who is classified by the Company as a salaried employee of the Company generally at a Hay Salary Grade of 17 or above (or a compensation level equivalent thereto), who in the judgment of the Committee occupies an officer or other key executive position in which his efforts may significantly contribute to the profits or growth of the Company, may be awarded Book Value Units; provided, however, that (a) directors of the Company who are not classified as salaried employees of the Company and (b) leased employees (as such term is defined in Section 414 of the Internal Revenue Code (the "Code") shall not be eligible to participate in the Plan. In addition, notwithstanding the foregoing, salaried employees of the Company who are participants in the Hamilton Beach/Proctor-Silex, Inc. Long

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Term Incentive Compensation Plan for a particular Award Term shall not be eligible to participate in this Plan and receive an Award hereunder for the same Award Term. A person who satisfies the requirements of this Section 4 shall become a Participant in the Plan when granted an Award hereunder.

5.       Granting of Awards

         The Committee may, from time to time and upon such conditions as it may determine, authorize the granting of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

         (a) Not later than the ninetieth day of each calendar year (or as soon as practicable after the date of the adoption of the Plan, if later), the Committee shall approve (i) a Target Award to be granted to each Participant for such year and (ii) a formula for determining the amount of each Award, which formula is based upon the Company's return on total capital employed for the applicable Award Term.

         (b) Effective during April of the calendar year following the Award Term, the Committee shall approve:

                  (i) a preliminary calculation of the amount of each Award based upon the application of the formula (as in effect at the calculation date) and actual performance to the Target Awards previously determined in accordance with Section 5(a); and

                  (ii) a final calculation of the amount of each Award to be granted to each Participant for the Award Term, which amount shall be not greater than the amount determined in accordance with Section 5(b)(i) (the "Grant Date" of such Award being January 1st of the calendar year following the Award Term). The Committee shall have the power increase or decrease the amount of any Award above or below the amount determined in accordance with Section 5(b)(i); provided, however, no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

         (c) Calculations of Target Awards shall initially be based on a Participant's Hay Salary Grade as of January 1 of the Award Term. However, (i) if a Participant receives a change in Hay Salary Grade, salary midpoint and/or long-term incentive compensation target percentage, such change will be reflected in a pro-rata Target Award and (ii) employees hired into or promoted to a position eligible to participate in the Plan (as specified in Section 4 above) during an Award Term will, if designated as a Plan Participant by the Committee, be assigned a pro-rated Target Award based on their length of service

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during an Award Term.. In order to be eligible to receive an Award for an Award
Term, the Participant must be employed by the Company and must be a Participant on December 31 of the last year of the Award Term; provided, however, that if a Participant dies, becomes disabled or Retires during the Award Term, the Participant shall be entitled to a pro-rata portion of the Award for such Award Term., based on the number of days the Participant was actually employed by the Company during the Award Term.

         (d) Each Award shall be granted in the form of Book Value Units. The number of Book Value Units to be issued to a Participant shall be determined by dividing the amount of the Award by the Award Unit Price. Notwithstanding any other provision of the Plan, the maximum cash value of the Awards granted to a Participant under this Plan in a single year shall not exceed $2,250,000.

         (e) Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods

6.       Vesting; Payment of Awards

         (a) Vesting. All Book Value Units granted pursuant to an Award hereunder shall be immediately 100% vested as of the Grant Date.

         (b) Payment Restrictions. Each Award shall provide that the Book Value Units granted therein shall be subject to a payment restriction in the manner and to the extent prescribed by the Committee for a period of five years from the Grant Date, or such other shorter or longer period as may be determined by the Committee from time to time. Notwithstanding the foregoing, such payment restrictions shall automatically lapse upon a termination of employment by reason of death, permanent disability or Retirement. In addition, in the case of other special circumstances of a Participant who holds Award Units as to which the payment restrictions have not lapsed, or in case of a termination of the Plan pursuant to Section 8, the Committee may, in its sole discretion, accelerate the time at which such payment restrictions will lapse.

         (c) Payment Date/Value. Subject to Subsection 6(e) hereof, and unless a Participant makes a deferral election under Subsection (d) of this Section, as soon as practicable following the lapse of a payment restriction applicable to an Award pursuant to Section 6(b), the Company shall deliver to the Participant (or, if applicable, his Beneficiary), a check in full payment of the Book Value Units granted pursuant to such Award. For participants who terminated employment (for reasons other than death, permanent disability or Retirement), the value of such Book Value Units shall be based on the Book

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Value as of the Quarter Date coincident with or immediately preceding the date of termination. For Participants who terminated employment due to death, permanent disability or Retirement, the value of such Book Value Units shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding the date on which the payment restriction lapses. There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over to such governmental authority for the account of the person entitled to such payment.

         (d)      Deferral Option. Prior to the date described in Subsection
(c), to the extent determined by the Committee in its sole and absolute discretion (and subject to the rules and procedures specified in the Guidelines), a Participant who is a citizen or resident of the United States may make an irrevocable election to defer receipt of any number of Award Units granted to him for a particular Award Term for a period not to exceed ten (10) years from the Grant Date of such Award. A separate deferral election may be made with respect to each Award granted under the Plan. The Award Units which are subject to such a deferral election shall continue to be subject to the terms and conditions of this Plan and shall continue to be valued in accordance with the terms of the Plan until the date of payment (or further deferral, as described in the following sentence). In addition, a Participant who is a citizen or resident of the United States and who has made an irrevocable election to defer the receipt of part of an Award until exactly ten (10) years from the Grant Date of such Award shall be permitted (subject to the Committee's sole and absolute discretion and the rules and procedures contained in the Guidelines) to make another irrevocable election to further defer the receipt of any number of such deferred Award Units under and into the Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan (the "Unfunded Plan"). Deferred Awards payable to an active employee under this Plan shall be paid to the Participant as soon as practicable following the payment date previously elected by the Participant and shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding such payment date. Deferred Awards which are further deferred into the Unfunded Plan shall be credited to the Unfunded Plan as soon as practicable following the 10th anniversary of the Grant Date of such Award and shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding such anniversary date. Notwithstanding the foregoing, any deferral election hereunder shall automatically terminate (and shall be of no further effect) upon a Participant's termination of employment with the Company for any reason (including death or disability) and payment of all such deferred Awards shall be made as soon as practicable following the date of the Participant's termination of employment, based on the Book Value as of the Quarter Date coincident with or immediately preceding such termination date; provided,

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however, that any Awards which are subject to a deferral election at the time of a Participant's Retirement shall automatically be deferred under and into the Unfunded Plan as of the date of the Participant's Retirement, with the value of the Book Value Units being based on the Book Value as of the Quarter Date coincident with or immediately preceding such Retirement date if (and only if) the Participant has a currently-effective payment election relating to Awards under the Unfunded Plan and is then eligible to participate in the Unfunded
Plan.

         (e) Code Section 162(m) Payment Restriction. Notwithstanding any provision of the Plan to the contrary, payment of all or any portion of an Award will be deferred to the extent that the amount of such Award, when added to any other compensation received or to be received by a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" (under
Section 162(m) of the Code), would not be deductible by the Company by reason of
Section 162(m) of the Code. The amount to be deferred will equal the amount that otherwise would not be deductible by the Company by reason of Section 162(m) of the Code, but in no event greater than the total amount payable hereunder. The deferred amount shall become payable on December 31 of the first succeeding calendar year in which such amount, when added to all other compensation received or to be received by the Participant in such calendar year, would not be non-deductible by the Company by reason of Section 162(m) of the Code. The Committee, in its sole and absolute discretion, shall have the authority to waive this payment restriction (in whole or in part) upon the written request of a Participant.

7.       Assignability

         No Award granted to a Participant under this Plan shall be transferable by him for any reason whatsoever; provided, however, that upon the death of a Participant the right to the proceeds of an Award may be transferred to a Beneficiary.

8.       Amendment, Termination and Adjustments

         (a) The Committee, in its sole and absolute discretion, may alter or amend this Plan from time to time; provided, however, that no such amendment shall, without the consent of a Participant, affect the amount of any outstanding Award or any Award Units of such Participant.

         (b) The Committee, in its sole and absolute discretion, may terminate this Plan in its entirety at any time; provided that, except as provided in this Subsection, no such termination shall, without the

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consent of a Participant, affect the amount of ANY outstanding Award or any
Award Units of such Participant. Except as otherwise provided in an amendment to the Plan, all Target Awards and Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. Notwithstanding the foregoing, upon a complete termination of the Plan, the Committee, in its sole and absolute discretion, shall have the right to change the time of distribution of Participants' Award Units under the Plan, including requiring that all such Award Units be immediately distributed in the form of lump sum cash payments.

         (c) Any amendment or termination of the Plan shall be in the form of a written instrument executed by an officer of the Company on the order of the Committee. Such amendment or termination shall become effective as of the date specified in the instrument or, if no such date is specified, on the date of its execution.

         (d) The Committee may make or provide for an adjustment in the total number of Award Units to be issued under this Plan as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company,
(ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

9.       General Provisions

         (a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Virginia, except when preempted by federal law.

         (c)      Liability for Payment/Expenses.

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         (i)      The Company shall be liable for the payment of any Award to or on behalf of such Participant.

         (ii) Expenses of administering the Plan shall be paid by the Company.

         (d)      Limitation on Rights of Participants; No trust.

         (i) No trust has been created by the Company for the payment of Book Value Units granted under this Plan; nor have the grantees of Book Value Units been granted any lien on any assets of the Company to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company, and the grantees hereunder are unsecured creditors of the Company.

         (ii) Notwithstanding any provision of the Plan to the contrary, the Company shall not be required to make any payment hereunder to any Participant or Beneficiary if the Company is "Insolvent" at the time such payment is due to be made. For purposes of the Plan, the Company shall be considered Insolvent at such time as it is unable to pay its debts as they mature or is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code (or similar foreign law).

         (e) Payment to Guardian. If an Award is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Award to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Award. Such distribution shall completely discharge the Company and the Subsidiaries from all liability with respect to such Award.

         (f) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

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10.      Effective Date

         The effective date of this Plan is as of January 1, 2003.

                           HAMILTON BEACH/PROCTOR-SILEX, INC.

                           By:    /s/ Michael J. Morecroft
                               ------------------------------------------------
                                  Title: President and Chief Executive Officer

                           Date: March 20, 2003

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